EXHIBIT 6(C)

            WELLS FARGO VARIABLE TRUST INVESTMENT ADVISORY AGREEMENT

                                   SCHEDULE A
   ----------------------------------- --------------------------------------------------------

   VARIABLE TRUST FUNDS                   ADVISORY FEE (AS A % OF AVERAGE DAILY NET ASSETS)
   ----------------------------------- --------------------------------------------------------
                                           PRIOR TO 8/1/04             EFFECTIVE 8/1/04
   ----------------------------------- ---------------------- --------------------- -----------
   Asset Allocation Fund                       0.55            0-499M                 0.55
                                                               500-999M               0.50
                                                               1-2.99B                0.45
                                                               3-4.99B                0.425
                                                               >4.99B                 0.40
   ----------------------------------- ---------------------- --------------------- -----------
   Equity Income Fund                          0.55            0-499M                 0.55
                                                               500-999M               0.50
                                                               1-2.99B                0.45
                                                               3-4.99B                0.425
                                                               >4.99B                 0.40
    ----------------------------------- ---------------------- --------------------- -----------
   Equity Value Fund                           0.55            0-499M                 0.55
                                                               500-999M               0.50
                                                               1-2.99B                0.45
                                                               3-4.99B                0.425
                                                               >4.99B                 0.40
   ----------------------------------- ---------------------- --------------------- -----------
   Growth Fund                                 0.55            0-499M                 0.55
                                                               500-999M               0.50
                                                               1-2.99B                0.45
                                                               3-4.99B                0.425
                                                               >4.99B                 0.40
   ----------------------------------- ---------------------- --------------------- -----------
   International Equity Fund                   0.75            0-499M                 0.75
                                                               500-999M               0.70
                                                               1-2.99B                0.65
                                                               3-4.99B                0.625
                                                               >4.99B                 0.60
   ----------------------------------- ---------------------- --------------------- -----------
   Large Company Growth Fund                   0.55            0-499M                 0.55
                                                               500-999M               0.50
                                                               1-2.99B                0.45
                                                               3-4.99B                0.425
                                                               >4.99B                 0.40
   ----------------------------------- ---------------------- --------------------- -----------
   Money Market Fund                           0.40            0-499M                 0.30
                                                               500-999M               0.30
                                                               1-2.99B                0.275
                                                               3-4.99B                0.275
                                                               >4.99B                 0.250
   ----------------------------------- ---------------------- --------------------- -----------
   Small Cap Growth Fund                       0.75            0-499M                 0.75
                                                               500-999M               0.70
                                                               1-2.99B                0.65
                                                               3-4.99B                0.625
                                                               >4.99B                 0.60
   ----------------------------------- ---------------------- --------------------- -----------
   Total Return Bond Fund                      0.45            0-499M                 0.45
                                                               500-999M               0.40
                                                               1-2.99B                0.35
                                                               3-4.99B                0.325
                                                               >4.99B                 0.30
   ----------------------------------- ---------------------- --------------------- -----------

Approved by Board of Trustees:  May 18, 2004


The foregoing fee schedule is agreed to as of May 18, 2004 and shall remain in effect until changed in writing by the parties.


                                               WELLS FARGO VARIABLE TRUST


                                               By:  /S/ C. DAVID MESSMAN
                                                  C. David Messman
                                                  Secretary


                                               WELLS FARGO FUNDS MANAGEMENT, LLC


                                               By:  /S/ ANDREW OWEN
                                                  Andrew Owen
                                                  Senior Vice President






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